                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2002


                              HOPFED BANCORP, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

Delaware                                    0-23667                    61-1322555
--------------------------------        ----------------         -----------------------
(State or other jurisdiction              (Commission               (I.R.S. Employer
 of incorporation)                        File Number)             Identification No.)


2700 Fort Campbell Boulevard, Hopkinsville, Kentucky                             42240
-------------------------------------------------------------------          ---------------
(Address of principal executive offices)                                        (Zip Code)


Registrant's telephone number, including area code:  (270) 885-1171

ITEM 2.  Acquisition or Disposition of Assets.

         On March 5, 2002, the Registrant announced that Hopkinsville Federal Bank, the Registrant's wholly owned subsidiary (the "Bank"), had entered into a definitive agreement to acquire two offices of Old National Bank located in Fulton, Kentucky (the "Agreement"). Subsequent thereto, the Bank changed its name to "Heritage Bank." On September 5 and 6, 2002, the Bank completed the acquisition. Pursuant to the terms of the Agreement, the Bank has acquired the facilities, fixed assets, loans and deposits of the two offices. The combined deposits of such offices total approximately $96.5 million. The Bank also acquired approximately 2,400 loans, with an aggregate balance of approximately $42.0 million, and Fall & Fall Insurance, a full service insurance agency. The Bank paid a premium of 6.456%, or approximately $6.25 million, for the acquired deposits and other assets.

         The assets acquired and liabilities assumed are approximately as follows:

         Assets acquired:
             Cash and cash equivalents                                   $     854,000
             Securities                                                     45,003,000
             Loans                                                          41,613,000
             Premises and equipment                                          1,085,000
             Accrued interest receivable                                       395,000
             Cash surrender value of life insurance                          1,534,000
                                                                         -------------
                  Total assets acquired                                     90,484,000
                                                                         -------------
         Liabilities assumed:
             Deposits                                                       96,532,000
             Accrued interest payable                                          518,000
             Deferred compensation                                             449,000
             Other liabilities                                                  83,000
                                                                         -------------
                  Total liabilities assumed                                 97,582,000
                                                                         -------------
         Excess of liabilities assumed over assets acquired              $   7,098,000
                                                                         =============


         The excess of liabilities assumed over assets acquired has been estimated to be allocated to the following intangible assets:

         Core deposit intangible                                         $   2,509,000
         Insurance contracts intangible                                        380,000
         Goodwill                                                            4,209,000
                                                                         -------------
             Total                                                       $   7,098,000
                                                                         =============

         The Registrant issued a press release on September 6, 2002, with respect to the transaction, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.


                                 FULTON DIVISION

                        Consolidated Financial Statements

                             As of September 5, 2002

                                       and

     For the Six Months Ended June 30, 2002 (unaudited) and 2001 (unaudited)

                      and the Year Ended December 31, 2001

                                Table of Contents
                                -----------------
                                                                          Page
                                                                         Number
                                                                         ------
Independent Auditors' Report                                                3

Consolidated Statement of Assets and Liabilities Assumed                    4

Consolidated Statements of Revenues and Direct Expenses                     5

Notes to Consolidated Financial Statements                                  6

                          Independent Auditors' Report

The Board of Directors
HopFed Bancorp, Inc. as Acquirers of
   the Fulton Division
Hopkinsville, Kentucky

         We have audited the accompanying the consolidated statement of assets acquired and liabilities assumed of the Fulton Division (the Division) as of September 5, 2002 (date of acquisition), and the related consolidated statements of revenues and direct expenses for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Division as of September 5, 2002, and the consolidated results of its direct operations for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/Rayburn, Betts & Bates, P.C.

Nashville, Tennessee
November 14, 2002

                                 FULTON DIVISON

        Consolidated Statement of Assets Acquired and Liabilities Assumed

                                September 5, 2002

                  Assets Acquired

Cash and cash equivalents (note 2)                                   $        854,000
Security available for sale (note 3)                                       45,003,000
Loans (note 4)                                                             41,613,000
Premises and equipment (note 5)                                             1,085,000
Accrued interest receivable                                                   395,000
Intangible assets (note 6)                                                  7,098,000
Cash surrender value of life insurance                                      1,534,000
                                                                     ----------------

                                                                     $     97,582,000
                                                                     ================
                  Liabilities Assumed

Deposits (note 7)                                                    $     96,532,000
Accrued interest payable                                                      518,000
Deferred compensation (note 8)                                                449,000
Other liabilities                                                              83,000
                                                                     ----------------
                                                                     $     97,582,000
                                                                     ================

See notes to consolidated financial statements.

                                 FULTON DIVISON

             Consolidated Statements of Revenues and Direct Expenses

             For the Year Ended December 31, 2001 and the Six Months
              Ended June 30, 2002 (unaudited) and 2001 (unaudited)

                                                   Year Ended           Six Months Ended       Six Months Ended
                                                December 31, 2001         June 30, 2002          June 30, 2001
                                                -----------------         -------------          -------------
                                                                           (Unaudited)            (Unaudited)
Interest income from loans                           $ 4,751,000            1,806,000              2,549,000

Interest expense on deposits                           3,871,000            1,684,000              1,997,000
                                                     -----------          -----------             ----------

Net interest income                                      880,000              122,000                552,000

Provision for possible loan losses                        -                   -                        -
                                                     -----------          -----------             ----------

Net interest income after provision
   for loan losses                                       880,000              122,000                552,000
                                                     -----------          -----------             ----------

Non-interest income:
   Service charges on deposits                           754,000              340,000                387,000
   Loan fees                                             155,000               64,000                 58,000
   Other income                                          112,000               53,000                 64,000
                                                     -----------          -----------             ----------

     Total non-interest income                         1,021,000              457,000                509,000
                                                     -----------          -----------             ----------

Non-interest direct expenses:
   Salaries and benefits                                 932,000              458,000                460,000
   Occupancy expenses, net                                78,000               42,000                 46,000
   Equipment expenses                                     99,000               37,000                 61,000
   Other direct operating expenses                       286,000              139,000                141,000
                                                     -----------          -----------             ----------

     Total non-interest direct expenses                1,395,000              676,000                708,000
                                                     -----------          -----------             ----------

Revenues in excess of (less than) direct
   expenses                                          $   506,000              (97,000)               353,000
                                                     ===========          ===========             ==========




See notes to consolidated financial statements.

                                 FULTON DIVISON

                   Notes to Consolidated Financial Statements


(1)      Summary of Significant Accounting Policies:

         The accounting and reporting policies of the Fulton Division and its subsidiary (collectively the Division) conform with accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following is a description of the more significant accounting policies which the Division uses in preparing and presenting its consolidated financial statements.

         Basis of Presentation

         The accompanying consolidated financial statements include the amounts of the Division and its wholly-owned subsidiary, Falls & Falls Insurance (the Agency). All significant inter-entity transactions and balances are eliminated in consolidation.

         As more fully discussed below, the Division, prior to September 5, 2002, was a branch bank operating in Fulton, Kentucky as part of Old National Bank headquartered in Evansville, Indiana. Accordingly, the consolidated financial statements are presented based on information as previously maintained by Old National Bank for individual branch operations. The consolidated financial statements as presented are not a full set of financial statements, but rather they present assets acquired and liabilities assumed and revenues and direct expenses attributable to the branch bank operations (carve out financial statements).

         Acquisition

         The Division has operated as a branch bank operation of Old National Bank since 1999. On September 5, 2002, the Division was purchased by Heritage Bank (formerly Hopkinsville Federal Bank and a wholly-owned subsidiary of HopFed Bancorp, Inc.). The purchase involved the transfer of Division assets, assumption of Division liabilities and a cash payment for intangible assets related to the Division. See footnote 6 for further information on the acquisition.

         Estimates

         In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated statement of assets acquired and liabilities assumed and revenues and direct expenses for the reported periods. Actual results could differ significantly from those estimates.

         Cash and Cash Equivalents

         Cash and cash equivalents are defined as cash on hand or in banks and cash items.

                                 FULTON DIVISON

         Securities

         In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Division is required to report debt, readily-marketable equity, mortgage-backed and mortgage related securities in one of the following categories: (i) "held to maturity" (management has a positive intent and ability to hold to maturity) which are to be reported at cost, adjusted for premiums and discounts that are recognized in interest income; (ii) "trading" (held for current resale) which are to be reported at fair value, with unrealized gains and losses included in earnings; and (iii) "available for sale" (all other debt, equity, mortgage-backed and mortgage related securities) which are to be reported at fair value, with unrealized gains and losses reported net of tax as a separate component of equity. At the time of new security purchases, a determination is made as to the appropriate classification. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available for sale are recognized as direct increases or decreases in stockholders' equity, net of any tax effect. Cost of securities sold is recognized using the specific identification method.

         Loans

         Loans are stated at unpaid principal balances, plus and any purchase premium and less the allowance for loan losses and discounts.

         Discounts on home improvement and consumer loans are recognized over the lives of the loans using the interest method. Loan origination fee income is recognized as received and direct loan origination costs are expensed as incurred. Generally accepted accounting standards requires the recognition of loan origination fee income over the life of the loan and the recognition of certain direct loan origination costs over the life of the loan. However, deferral of such fees and costs would not have a material effect on the consolidated financial statements.

         Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received while the loan is classified as non-accrual. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower in accordance with the contractual terms of interest and principal.

                                 FULTON DIVISON

         The Division provides an allowance for loan losses and includes in operating expenses a provision for loan losses determined by management. Management's periodic evaluation of the adequacy of the allowance is based on the Division's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Management believes it has established the allowance in accordance with accounting principles generally accepted in the United States of America and has taken into account the views of its regulators and the current economic environment.

         Loans are considered to be impaired when, in management's judgment, principal or interest is not collectible according to the contractual terms of the loan agreement. When conducting loan evaluations, management considers various factors such as historical loan performance, the financial condition of the borrower and adequacy of collateral to determine if a loan is impaired.

         The measurement of impaired loans generally is based on the present value of future cash flows discounted at the historical effective interest rate, except that collateral-dependent loans generally are measured for impairment based on the fair value of the collateral. When the measured amount of an impaired loan is less than the recorded investment in the loan, the impairment is recorded as a charge to income and a valuation allowance, which is included as a component of the allowance for loan losses.

         Premises and Equipment

         Land is carried at cost. Land improvements, buildings, and furniture and equipment are carried at cost, less accumulated depreciation and amortization. Buildings and land improvements are depreciated generally by the straight-line method, and furniture and equipment are depreciated under accelerated methods over the estimated useful lives of the assets. The estimated useful lives used to compute depreciation are as follows:

                  Land improvements                          5-15 years
                  Buildings                                    40 years
                  Furniture and equipment                    5-15 years


         Financial Instruments

         In the ordinary course of business, the Division has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

         Fair Values of Financial Instruments

         The following methods and assumptions were used by the Division in estimating fair values of financial instruments as disclosed herein:

                                 FULTON DIVISON

         Cash and cash equivalents

         The carrying amount of cash and cash equivalents approximates their fair value.

         Security

         The fair value for the security is based on quoted market price.

         Loans

         As loans were acquired on September 5, 2002, in a transaction between two unrelated parties, the contractual sales price is deemed as the estimated fair value.

         Deposits

         The fair values for demand deposits is deemed to be the contractual obligation for which they were assumed in accordance with the agreement between Heritage Bank and Old National Bank which was effective as of September 5, 2002.

         Accrued interest

         The carrying amounts of accrued interest approximate their fair values.

         Off-balance-sheet instruments

         Off-balance-sheet lending commitments approximate their fair values due to the short period of time before the commitment expires.

         Effect of New Accounting Pronouncements Business Combinations

         In June 2001, the FASB issued Statement No. 141, Business Combinations (SFAS No. 141). The Statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and FASB Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of SFAS No. 141 are to be accounted for using the purchase method.

         The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001. SFAS No. 141 also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or

                                 FULTON DIVISON
         later. The acquisition of the Division has followed the provisions of SFAS No. 141.

         Goodwill and Other Intangible Assets

         In June 2001, the FASB issued Statement No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). This statement addressed financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 117, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

         The provisions of the SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001, except that goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of the SFAS No. 142. SFAS No. 142 is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The acquisition of the Division has followed the provisions of SFAS No. 142.

                                 FULTON DIVISON

(2)      Concentrations of Credit Risk:

         Most of the Division's business activity is with customers located within the southwestern part of the Commonwealth of Kentucky and the northwestern part of the State of Tennessee primarily in and around Fulton, Kentucky.

         The distribution of commitments to extend credit approximates the distribution of loans outstanding. The contractual amounts of credit-related financial instruments such as commitments to extend credit and commercial letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

(3)      Security:

         The security, which is a debt investment, has been classified in the consolidated statement of assets acquired and liabilities assumed according to management's intent. The carrying amount of the security and its approximate fair value as of September 5, 2002, is as follows:


                                                                      September 5, 2002
                                            -----------------------------------------------------------------

                                                                  Gross            Gross           Estimated
                                             Amortized         Unrealized        Unrealized           Fair
                                               Cost               Gains            Losses            Value
                                            ----------          ---------        ----------       ------------
         Available for sale security:
         U.S. Treasury bill                 $45,003,000              -                 -          $45,003,000
                                            ===========         ==========       ===========      ===========


         The scheduled maturity of the debt security available for sale at September 5, 2002, was as follows:

                                                Amortized              Fair
                                                  Cost                 Value
                                                 ------               -------

           Due within one year                 $45,003,000         $45,003,000
                                                ==========          ==========

                                 FULTON DIVISON

(4)      Loans

         The components of loans in the consolidated statement of assets acquired and liabilities assumed as of September 5, 2002, were as follows:

       Real estate loans:
         One-to-four family                              $12,612,000
         Multi-family                                      2,147,000
         Construction                                        518,000
         Non-residential                                  12,893,000
                                                         -----------
              Total mortgage loans                        28,170,000

       Other consumer loans                                7,837,000
       Commercial loans                                    6,050,000
       Overdrafts                                            201,000
                                                         -----------
                                                          42,258,000

       Less discount to market value                         645,000
                                                         -----------
                                                         $41,613,000
                                                         ===========

       Interest income recognized on impaired loans was not significant during the year ended December 31, 2001, or for the six months ended June 30, 2002 (unuaudited) or 2001 (unuaudited).

                                 FULTON DIVISON

(5)    Premises and Equipment:

       Components of premises and equipment included in the consolidated statement of assets acquired and liabilities assumed as of September 5, 2002 consisted of the following:

        Land                                              $   88,000
        Buildings                                            997,000
                                                            --------

                                                          $1,085,000
                                                          ==========

         Depreciation expense was approximately $98,000 for the year ended December 31, 2001 and $43,000 and $57,000 for the six months ended June 30, 2002 (unaudited) and 2001 (unaudited), respectively.

(6)      Business Combination:

         On September 5, 2002, Heritage Bank acquired substantially all of the operating assets and assumed the deposits and certain liabilities of the Division from Old National Bank. The Division is deemed to meet the definition of a "business" for generally accepted accounting principles and, accordingly, the allocation of the cost of the assets acquired and liabilities assumed has been applied as established by SFAS No. 141 for business combinations. The following table reflects the initial accounting of the business combination:

                                                                                           Allocation
                                                                                           ----------
       Identified assets acquired:
           Cash and cash equivalents                                                      $     854,000
           Securities                                                                        45,003,000
           Loans                                                                             41,613,000
           Premises and equipment                                                             1,085,000
           Accrued interest receivable                                                          395,000
           Cash surrender value of life insurance                                             1,534,000
           Identified intangible assets                                                       2,889,000
                                                                                          -------------

               Total identified acquired assets                                              93,373,000
                                                                                          -------------

       Liabilities assumed:
           Deposits                                                                          96,532,000
           Accrued interest payable                                                             518,000
           Deferred compensation                                                                449,000
           Other liabilities                                                                     83,000
                                                                                          -------------

               Total liabilities assumed                                                     97,582,000
                                                                                          -------------

       Excess of liabilities assumed over identified assets acquired                      $   4,209,000
                                                                                          =============

                                 FULTON DIVISON

(6)      Business Combination (Continued):

         A summary of the intangible assets from the business combination follows:

       Identified intangible assets:
           Core deposit                                                          $  2,509,000
           Insurance contracts                                                        380,000
       Unidentified intangible asset (goodwill)                                     4,209,000
                                                                                 ------------

                                                                                 $  7,098,000
                                                                                 ============


(7)      Deposits:

         Deposits at September 5, 2002 are summarized as follows:

                Demand deposits                                                 $   6,038,000
                NOW and Super NOW accounts                                         10,936,000
                Money market demand accounts                                       12,011,000
                Savings                                                             5,005,000
                Certificates of deposit $100,000
                  or greater                                                       11,143,000
                Other certificates of deposit                                      51,399,000
                                                                                -------------

                                                                                $  96,532,000
                                                                                =============

         At September 5, 2002, the scheduled maturities of certificate of deposits were as follows:

                  Year Ended
                  September 5,
                  ------------
                      2003                                                      $  29,534,000
                      2004                                                         18,812,000
                      2005                                                          6,519,000
                      2006                                                          4,252,000
                      2007                                                          3,425,000
                                                                                -------------

                                                                                $  62,542,000
                                                                                =============

         Interest expense on deposits for the year ended December 31, 2001, and for the six months ended June 30 2002 (unaudited) and 2001 (unaudited) is summarized as follows:

                                                  Year Ended                    Six Months Ended
                                                December 31, 2001       June 30, 2002       June 30,2001
                                                -----------------       -------------       ------------
                                                                         (Unaudited)         (Unaudited)
       Demand and NOW accounts                    $  125,000                  55,000            69,000
       Money market accounts                         408,000                  93,000           246,000
       Savings                                        94,000                  34,000            49,000
       Other time deposits                         3,244,000               1,502,000         1,633,000
                                                  ----------               ---------         ---------
                                                  $3,871,000               1,684,000         1,997,000
                                                  ==========               =========         =========

                                 FULTON DIVISON

(8)      Employee Benefit Plan:

         The Division has established a deferred compensation plan comprised of separate individual agreements for the benefit of certain officers. The benefits will be in the form of supplemental retirement funds and vary for the officers.

(9)      Financial Instruments:

         The Division is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Division's involvement in particular classes of financial instruments.

         The Division's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial letters of credit is represented by the contractual notional amount of those instruments. The Division uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet-instruments.

         Unless noted otherwise, the Division does not require collateral or other security to support financial instruments with credit risk.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Division's experience has been that most loan commitments are drawn upon by customers. The Division has offered standby letters of credit on a limited basis. As of September 5, 2002, the Division has not been requested to advance funds on any of the standby letters of credit.

         The estimated fair values of financial instruments were as follows at September 5, 2002:

                                                                    Estimated
                                                    Carrying          Fair
                                                     Amount           Value
                                                     ------           -----
      Financial assets:
         Cash and due from banks                 $   854,000         854,000
         Security available for sale              45,003,000      45,003,000
         Loans                                    41,613,000      41,613,000
         Accrued interest receivable                 395,000         395,000
       Financial liabilities:
         Deposits                                 96,532,000      96,532,000
         Accrued interest payable                    518,000         518,000
         Off-balance-sheet liabilities:
         Commitments to extend credit                      -               -
         Commercial letters of credit                      -               -

                                 FULTON DIVISON

 (10)    Commitments and Contingencies:

         In the ordinary course of business, the Division has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

         The Division had open loan commitments at September 5, 2002, of approximately $4,649,000. Of these amounts, approximately $1,500,000 were for fixed rate loans. The interest rates for the fixed rate loan commitments ranged from 4.25% to 6.75%. Unused lines of credit were approximately $185,000 as of September 5, 2002.

         In addition, the Division is at times a defendant in legal proceedings arising in connection with its business. It is the best judgment of management that neither the financial position nor results of operations of the Division will be materially affected by such legal proceedings.

         Cash Flows:

         For the six months ended June 30, 2002 (unaudited) and 2001 (unaudited), and for the year ended December 31, 2001, the following cash flow items occurred:

                                                              Year              Six Months        Six Months
                                                              Ended                Ended             Ended
                                                        December 31, 2001      June 30, 2002      June 30, 2001
                                                        -----------------      -------------      -------------
                                                                                (Unaudited)        (Unaudited)
       Non-cash operating items:
           Depreciation                                    $      98,000             43,000           57,000
           Provision for possible loan losses                     -                  -                -
                                                           -------------        -----------        ---------

                                                           $      98,000             43,000           57,000
                                                           -------------        -----------        ---------


       Investing activities:
           Increase in loans                               $   7,512,000          5,868,000        2,205,000
           Additions to premises and equipment                  (115,000)            -               (26,000)
                                                           -------------        -----------        ---------

                                                           $   7,397,000          5,868,000        2,179,000
                                                           -------------        -----------        ---------

       Financing activities:
           Increase (decrease) in deposits                 $   8,616,000          1,314,000        2,868,000
                                                           -------------        -----------        ---------

(b)      Pro Forma Financial Information.

         This pro forma financial information is the result of combining the Registrant's reported historical financial information with the Fulton Division (Fulton, Kentucky branch bank operations) of Old National Bank historical financial information and making adjustments to the combined information to reflect events that have occurred or that are assumed to have occurred because of the acquisition. The pro forma information should be read in conjunction with our previously reported historical financial statements and Fulton Division's financial statements included in this filing. This condensed consolidating pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial position which would have resulted if the combination had been effected at the beginning of the periods presented or as of the date indicated or the financial position or results of operation which we might obtain in the future.

         The pro forma condensed consolidating statements of income do not include non-recurring acquisition costs estimated at $150,000. In addition, the pro forma does not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the combination.

         The pro forma condensed consolidating balance sheet assumes the acquisition occurred on June 30, 2002. The pro forma condensed consolidating statements of income assume the acquisition occurred on January 1, 2002.

                              HopFed Bancorp, Inc.
                     Condensed Consolidating Balance Sheet
                                 June 30, 2002

                                                            Acquire
                                           HopFed           Fulton       Pro Forma                      Pro Forma
                                        Bancorp, Inc.      Division     Transactions     Note         June 30, 2002
                                        ------------       --------     ------------     ----         -------------
Assets
Cash and cash equivalents             $    5,688,000         854,000                                    6,542,000
Securities                                82,067,000      45,003,000                                  127,070,000
Loans                                    208,799,000      41,613,000                                  250,412,000
Accrued interest receivable                1,706,000         395,000                                    2,101,000
Premises and equipment, net                3,374,000       1,085,000                                    4,459,000
Intangible assets                             -            7,098,000        3,000          A            7,101,000
Cash surrender value of life
   insurance                                  -            1,534,000                                    1,534,000
Other assets                                 684,000          -                                           684,000
                                      --------------      ----------                                  -----------

                                      $  302,318,000      97,582,000                                  399,903,000
                                      ==============      ==========                                  ===========

Liabilities and Stockholders' Equity
Liabilities:
   Deposits                           $  220,384,000      96,532,000        3,000          A          316,919,000
   Borrowings                             33,714,000          -                                        33,714,000
   Advances from borrowers for
     taxes and insurance                     326,000          -                                           326,000
   Dividends payable                         396,000          -                                           396,000
   Other liabilities                       2,516,000       1,050,000                                    3,566,000
                                      --------------      ----------                                  -----------

                                         257,336,000      97,582,000                                  354,921,000
Stockholders' equity                      44,982,000          -                                        44,982,000
                                      --------------      ----------                                  -----------

                                      $  302,318,000      97,582,000                                  399,903,000
                                      ==============      ==========                                  ===========


Note:
----

A. The adjustment reflects the increase in cash held by Falls and Falls Insurance Agency between June 30, 2002 and September 5, 2002, which was utilized to decrease goodwill at September 5, 2002.

                              HopFed Bancorp, Inc.
                  Condensed Consolidating Statement of Income
                          Year Ended December 31, 2001

                                    Fulton       HopFed                      Pro Forma                    Pro Forma
                                    Division  Bancorp, Inc.   Combined      Adjustments     Notes       Consolidated
                                    --------  -------------   --------      -----------     -----       ------------
Interest income                 $ 4,751,000     17,562,000    22,313,000     1,047,000     A, B and C    23,360,000
Interest expense                  3,871,000      9,752,000    13,623,000                                 13,623,000
                                -----------     ----------    ----------                              -------------

Net interest income                 880,000      7,810,000     8,690,000                                  9,737,000
Provision for loan losses             -            222,000       222,000                                    222,000
                                -----------     ----------    ----------                              -------------

Net interest income after
  provision for loan losses         880,000      7,588,000     8,468,000                                  9,515,000
Non-interest income               1,021,000        717,000     1,738,000       (54,000)    D              1,684,000
Non-interest expense              1,395,000      5,493,000     6,888,000       391,000     E and F        7,279,000
                                -----------     ----------    ----------                              -------------

Net income before income
  taxes                             506,000      2,812,000     3,318,000                                  3,920,000
Income taxes                          -            973,000       973,000       421,000     G              1,394,000
                                -----------     ----------    ----------                              -------------


Net income                      $   506,000      1,839,000     2,345,000                                  2,526,000
                                ===========     ==========    ==========                              =============

Basic net income per share                                                                            $         .67
                                                                                                      =============

Diluted net income per share                                                                          $         .67
                                                                                                      =============


Notes:
-----


A. To reflect interest earned on excess of deposit and other liabilities over loans and other operating assets of the Fulton Division not previously reflected by Old National Bank. A yield of 2.5% was assumed.

B. To reflect the impact on interest earnings from the cash paid approximately $6,695,000 to accomplish the acquisition of the Fulton Division by Heritage Bank, the subsidiary of HopFed Bancorp, Inc. A yield of 2.5% was assumed.

C. To reflect the accretion of the discount on loans acquired of $645,000 over an estimated life of 36 months.

D. To reflect amortization of the identified intangible asset (insurance contracts) of approximately $380,000 over a life of 84 months.

E. To reflect additional depreciation from adjustment to market value of $1,085,000 from acquisition over lives from 180 months to 468 months.

F. To reflect amortization of the identified intangible asset (core deposit intangible) of approximately $2,509,000 over a life of 84 months.

G. Tax effect of pro forma adjustments at an estimated tax rate of 38% which includes a provision for the Fulton Division.

                              HopFed Bancorp, Inc.
                  Condensed Consolidating Statement of Income
                         Six Months Ended June 30, 2001

                                   Fulton        HopFed                      Pro Forma                   Pro Forma
                                  Division    Bancorp, Inc.   Combined      Adjustments      Notes      Consolidated
                                  --------    -------------   --------      -----------      -----      ------------
Interest income                 $ 2,549,000     8,682,000    11,231,000        524,000     A, B and C     11,755,000
Interest expense                  1,997,000     4,833,000     6,830,000                                    6,830,000
                                -----------     ---------    ----------                                  -----------

Net interest income                 552,000     3,849,000     4,401,000                                    4,925,000
Provision for loan losses             -           102,000       102,000                                      102,000
                                -----------     ---------    ----------                                  -----------

Net interest income after
  provision for loan losses         552,000     3,747,000     4,299,000                                    4,823,000
Non-interest income                 509,000       278,000       787,000        (27,000)    D                 760,000
Non-interest expense                708,000     1,951,000     2,659,000        196,000     E and F         2,855,000
                                -----------     ---------    ----------                                  -----------

Net income before income
  taxes                             353,000     2,074,000     2,427,000                                    2,728,000
Income taxes                          -           744,000       744,000        249,000     G                 993,000
                                -----------     ---------    ----------                                  -----------

Net income                      $   353,000     1,330,000     1,683,000                                    1,735,000
                                ===========     =========    ==========                                  ===========

Basic net income per share                                                                               $       .45
                                                                                                         ===========

Diluted net income per share                                                                             $       .45
                                                                                                         ===========

Notes:
-----


A. To reflect interest earned on excess of deposit and other liabilities over loans and other operating assets of the Fulton Division not previously reflected by Old National Bank. A yield of 2.5% was assumed.

B. To reflect the impact on interest earnings from the cash paid approximately $6,695,000 to accomplish the acquisition of the Fulton Division by Heritage Bank, the subsidiary of HopFed Bancorp, Inc. A yield of 2.5% was assumed.

C. To reflect the accretion of the discount on loans acquired of $645,000 over an estimated life of 36 months.


D. To reflect amortization of the identified intangible asset (insurance contracts) of approximately $380,000 over a life of 84 months.


E. To reflect additional depreciation from adjustment to market value of $1,085,000 from acquisition over lives from 180 months to 468 months.


F. To reflect amortization of the identified intangible asset (core deposit intangible) of approximately $2,509,000 over a life of 84 months.


G. Tax effect of pro forma adjustments at an estimated tax rate of 38% which includes a provision for the Fulton Division.

                              HopFed Bancorp, Inc.
                   Condensed Consolidated Statement of Income
                         Six Months Ended June 30, 2002

                                    Fulton       HopFed                      Pro Forma                 Pro Forma
                                    Division  Bancorp, Inc.   Combined      Adjustments     Notes    Consolidated
                                    --------  -------------   --------      -----------     -----    ------------
Interest income                  $1,806,000      9,266,000    11,072,000      524,000      A, B and C     11,596,000
Interest expense                  1,684,000      4,050,000     5,734,000                                   5,734,000
                                 ----------      ---------    ----------                                 -----------

Net interest income                 122,000      5,216,000     5,338,000                                   5,862,000
Provision for loan losses             -            180,000       180,000                                     180,000
                                 ----------      ---------    ----------                                 -----------


Net interest income after
  provision for loan losses         122,000      5,036,000     5,158,000                                   5,682,000

Non-interest income                 457,000        838,000     1,295,000      (27,000)     D               1,268,000
Non-interest expense                676,000      2,277,000     2,953,000      196,000      E and F         3,149,000
                                 ----------      ---------    ----------                                 -----------


Net income loss before income
  taxes                             (97,000)     3,597,000     3,500,000                                   3,801,000

Income taxes                          -          1,239,000     1,239,000       77,000      G               1,316,000
                                 ----------      ---------    ----------                                 -----------

Net income loss                  $  (97,000)     2,358,000     2,261,000                                   2,485,000
                                 ==========      =========    ==========                                 ===========


Basic net income per share                                                                               $       .68
                                                                                                         ===========

Diluted net income per share                                                                             $       .68
                                                                                                         ===========

Notes:
-----


A. To reflect interest earned on excess of deposit and other liabilities over loans and other operating assets of the Fulton Division not previously reflected by Old National Bank. A yield of 2.5% was assumed.

B. To reflect the impact on interest earnings from the cash paid approximately $6,695,000 to accomplish the acquisition of the Fulton Division by Heritage Bank, the subsidiary of HopFed Bancorp, Inc. A yield of 2.5% was assumed.

C. To reflect the accretion of the discount on loans acquired of $645,000 over an estimated life of 36 months.

D. To reflect amortization of the identified intangible asset (insurance contracts) of approximately $380,000 over a life of 84 months.

E. To reflect additional depreciation from adjustment to market value of $1,085,000 from acquisition over lives from 180 months to 468 months.

F. To reflect amortization of the identified intangible asset (core deposit intangible) of approximately $2,509,000 over a life of 84 months.

G. Tax effect of pro forma adjustments at an estimated tax rate of 38% which includes a provision for the Fulton Division.

(c) Exhibits:

                  Exhibit 10.1      Fulton Division Acquisition Agreement
                                    dated as of March 1, 2002, by and between Old National Bank and Hopkinsville Federal Bank -- Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated March 1, 2002.

                  Exhibit 99.1      Press Release dated September 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  HOPFED BANCORP, INC.



                                  By   /s/ John E. Peck
                                       --------------------------------------
                                       John E. Peck
                                       President and Chief Executive Officer

Date: November 18, 2002